Exhibit 10.16

MAY 28, 2008

STRATEGIC ALLIANCE AGREEMENT BETWEEN SUSTAINABLE POWER CORP " SSTP " AND L.SOLE' S.A. " L.SOLE "

WHEREAS, SSTP was established in 2006, with the focus on turnkey development and management of independent power plants and green energy facilities. The company provides full scale power plant planning, engineering, and assembly services, utilizing the integration of modular refueling plants that produce the US Sustainable Energy Corp. biofuel for maximum performance and cost savings.


WHEREAS, L.SOLE , is the leading company in Spain building biomass powered facilities a leadership that has been awarded by our large experience and background in this area.

L.Sole solutions encompasses not only the industry, where most plants are present, but also the tertiary sector where heat and cold are necessary in a number of procedures.

At the moment L.Sole has facilities in operation in Spain, European Union, Russia and in all Latin America. More than 400 facilities in operation are our best reference. All these facilities have been engineered to offer an uninterrupted service during many years.

L.Sole, after thorough inspection by CEO LatinoAmericana Ing. Victor R. Bendeck's due dilligence and extensive site visit of SSTP's Baytown Texas plant, L.Sole will:

1. Produce and install all the equipment and supplies required to engineer and construct at least 400 bio-reactors for the SSTP Green Energy Consortium's Baytown, Texas project.

2. Provide up to 2 Billion USD in complete non dillutive debt project financing.

3. Engineer, procure, and construct (EPC) a minimum of 400 reactors in Baytown, Texas; designed to produce up to of 3 million gallons a day of SSTP's revolutionary green biofuels.including jet fuels, diesel, and hi test bio gasolines meeting all ASTM specifications

4. Provide a team of EU engineers and specialists on biofuel and power generation commencing immediately at the existing Baytown, Texas location

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Whereas, SSTP


1.     Agrees to negotiate an equitable world wide operating agreement to L.Sole
to operate    and maintain all plants where L.Sole provides " EPC " and assists in financing on any future SSTP project.

2. In consideration for above SSTP grants L.Sole a limited world wide licence and a 10 % J.V. position when replacing L.Sole's approximately 4500 Existing biomass boiler systems with the SSTP total solution technology







\s\ Ing. Victor R. Bandeck              \s\ John H. Rivera
--------------------------              ------------------
Ing. Victor R. Bendeck                  John H. Rivera
CEO                                     CEO
LatinAmericana                          Sustainable Power Corp.
L.Sole' S.A.